DAVID HARRELL ADDENDUM TO EMPLOYMENT AGREEMENT

This Addendum To Employment Agreement ("Addendum") is made this 28th day of July, 2010, between OPTIMIZERx Corporation, a Nevada corporation, (the "Company") and David Harrell ("Employee").

WHEREAS: The Company and Employee previously entered into an Employment Agreement on June 1st, 2008;

WHEREAS: Since the execution of the original contract, there has been a request on behalf of Vicis to include a non compete clause for the Company's senior management team;

NOW THEREFORE, in consideration of the promises and mutual covenants set forth, the parties do agree to amend the Employment Agreement as follows:

Non-Competition. The Employee hereby accordingly agrees that, for the consideration stated herein and other compensation payable to the Employee, during Employee's employment with the Company and continuing thereafter for a period of two (2) years, Employee will not:

i.
Conduct or engage in (whether as an owner, principal, partner, member,employer, employee, representative, distributor, officer, director or otherwise) any business or enterprise (whether or not for profit) which offers or performs services in direct competition with those services being offered, provided or contemplated by the Company now or at any time during Employee's employment by the Company anywhere in United States of America or any other geographic area in which the Company is now or then conducting business.

ii.
divert, take away, solicit or interfere with, directly or indirectly, any Company business from any investors, employees, customers, suppliers, franchisees (current and prospective), trade or other patronage of the Company.

Termination. If Employee's employment is terminated at any time by the company with or without cause, which termination shall be effective immediately upon the date of delivery of written notice to Employee (or ar such later date as otherwise specified in such notice), the Company shall pay to the Employee, David Harrell, as severance pay, the monthly portion of the Employee's base salary, for a period of twenty four (24) month following such termination, subject to the Employee's compliance with the terms and conditions of this agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

OPTIMIZERx CORPORATION	EMPLOYEE:

By /s/ H. David Lester H. David Lester, Chief Executive Officer	/s/ David A. Harrell David A. Harrell